UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 15, 2012

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 398-1650

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CECIL BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

Effective August 15, 2012, Mr. Arthur S. Hock was appointed to the Board of Directors of the Registrant.  Mr. Hock has served as a director of the Registrant’s principal subsidiary, Cecil Bank, since November, 2011.  Mr. Hock has been appointed to the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.  Since the beginning of the last fiscal year, the Registrant has not been a participant in any transaction for which disclosure would be required with respect to Mr. Hock under Item 404(a) of Regulation S-K.

On August 15, 2012, Charles F. Sposato resigned from the Board of Directors of the Registrant.  He has been appointed Chairman Emeritus to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
Date: August 15, 2012	By:	/s/ Mary B. Halsey
Mary B. Halsey President and Chief Executive Officer